SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
[X]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only (as permitted by
          Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Rule 14a-12

                        First Financial Bankshares, Inc.
                (Name of Registrant As Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)       Title of each class of securities to which transaction
                  applies:    ____________________________________

         2)       Aggregate number of securities to which transaction applies:

                              ____________________________________
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $______________________________

         4)       Proposed maximum aggregate value of transaction: $___________

         5)       Total fee paid: $___________

[ ]      Fee paid previously with preliminary materials:  $_____________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid: $_______________________________
         2) Form, Schedule or Registration Statement No.: __________
         3) Filing Party:___________________________________________
         4) Date Filed:_____________________________________________

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                  325.627.7155


                NOTICE OF THE 2004 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2004

To our shareholders:

     We cordially invite you to attend the annual meeting of our shareholders, which will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 27, 2004, for the following purposes:

(1)     To elect 14 directors;

(2) To ratify the appointment by our audit committee of Ernst & Young LLP as our independent accountants for the year ending December 31, 2004;

(3) To amend our articles of incorporation to increase the authorized shares of our common stock from 20,000,000 to 40,000,000;

(4) To act on such other business as may properly come before the annual meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 15, 2004, are entitled to notice of and to vote at the annual meeting or any continuation of the meeting if it is adjourned.

     We have included, along with this notice and proxy statement, our 2003 annual report, which describes our activities during 2003, and our Form 10-K for the year ended December 31, 2003. The annual report and Form 10-K do not form any part of the material for solicitation of proxies.

     We hope that you will be present at the annual meeting and the luncheon to be held immediately afterward. We respectfully urge you, whether or not you plan to attend the annual meeting, to sign, date and mail the enclosed proxy card in the envelope provided in order to eliminate any question of your vote being counted. You can revoke your proxy in writing at any time before the annual meeting, so long as your written request is received by our corporate secretary before your proxy is voted. Alternatively, if you submitted a proxy and attend the annual meeting in person, you may revoke the proxy and vote in person on all matters submitted at the annual meeting.


                                       By order of the Board of Directors,



                                       KENNETH T. MURPHY, Chairman

___________, 2004

                        FIRST FINANCIAL BANKSHARES, INC.
                                 400 Pine Street
                              Abilene, Texas 79601
                                  325.627.7155

                                 PROXY STATEMENT

                       2004 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 2004


                                  INTRODUCTION

     Your board of directors hereby solicits your proxy for use at the 2004 annual meeting of our shareholders and any continuation of this meeting if it is adjourned. The annual meeting will be held in the Abilene Civic Center, 1100 North 6th Street, Abilene, Texas, at 10:30 a.m., Central time, on Tuesday, April 27, 2004.

     Our principal executive office is located at 400 Pine Street, Abilene, Texas 79601. Our telephone number is 325.627.7155.

     We mailed this proxy statement and the accompanying proxy card on ______, 2004. The date of this proxy statement is _______, 2004.

                              VOTING OF SECURITIES

Record Date

     Your board of directors has established the close of business on March 15, 2004, as the record date for determining the shareholders entitled to notice of, and to vote at, the annual meeting. On the record date, we had 15,486,322 shares of our common stock outstanding.

Quorum

     In order for any business to be conducted at the annual meeting, a quorum consisting of shareholders having voting rights with respect to a majority of our outstanding common stock on the record date must be present in person or by proxy. You may only vote if you hold your shares directly in your name. If your shares are held in "street name" by your broker, your broker will send you instructions on how you can instruct your broker to vote your shares. Your broker generally cannot vote your shares on non-routine matters without instructions from you. Shares that are represented at the annual meeting but abstain from voting on any or all matters and shares that are "broker non-votes" will be counted in determining whether a quorum is present at our annual meeting. A "broker non-vote" occurs when a broker or nominee votes on some matters on the proxy card but not others because he does not have authority to do so.

Required Vote

     The affirmative vote of a plurality of the shares cast at the annual meeting is required to elect a nominee for director. The affirmative vote of the holders of at least two-thirds of our outstanding shares entitled to vote is required to approve the amendment to our articles of incorporation. The affirmative vote of a majority of shares entitled to vote is required to approve the ratification of Ernst & Young LLP as our independent accountants or any other matter that may come before the meeting. If you abstain from voting or withhold authority to vote in the election of a director, your abstention or withholding will have no effect. However, as to other matters, your abstention or withholding authority will have the effect of a vote against such matters because approval is premised on the affirmative vote of at least two-thirds or a majority (as the case may be) of all shares entitled to vote. Broker non-votes will have no effect on the outcome of director elections, but will count as negative votes for all other matters.

Shareholder List

     A list of shareholders entitled to vote at the annual meeting, which will show each shareholder's address and the number of shares registered in his or her name, will be open to any shareholder to examine for any purpose related to the annual meeting. Any shareholder may examine this list during ordinary business hours commencing _________, 2004, and continuing through the date of the annual meeting at our principal office, 400 Pine Street, Abilene, Texas 79601.

                    SOLICITATION AND REVOCABILITY OF PROXIES

Solicitation

     We will bear the expense to solicit proxies, which will include reimbursement of expenses incurred by brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials regarding the annual meeting to beneficial owners. Our officers and directors may further solicit proxies from shareholders and other persons by telephone or oral communication. We will not pay these officers any extra compensation for participating in this solicitation.

Proxies and Revocation

     Each executed and returned proxy card will be voted according to the directions indicated on that proxy card. If no direction is indicated, the proxy will be voted according to the board of directors' recommendations, which are contained in this proxy statement. Your board of directors does not intend to present, and has no information that others will present, any business at the annual meeting that requires a vote on any other matter. If any other matter requiring a vote properly comes before the annual meeting, the proxies will be voted in the discretion of the proxyholders named on the proxy.

     Each shareholder giving a proxy has the power to revoke it at any time before the shares of our common stock it represents are voted. This revocation is effective upon receipt, at any time before the annual meeting is called to order, by our corporate secretary of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date than the preceding proxy. Additionally, a shareholder may change or revoke a previously executed proxy by voting in person at the annual meeting.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

General

     Your board of directors currently consists of 14 directors. At the annual meeting, 14 directors are to be elected, each for a term of one year. Under our bylaws, an individual may not stand for election or reelection as a director upon attaining 72 years of age, unless he owns at least 1% of the outstanding shares of our common stock and is less than 75 years of age. While our bylaws fix the number of directors at a number not less than three nor more than 30, the board of directors has fixed the number of directors at 14. Although we do not contemplate that any of the nominees will be unable to serve, if such a situation arises before the annual meeting, the proxies will be voted to elect any substitute nominee or nominees designated by your board of directors.

     Under Nasdaq rules, a majority of your board of directors must be comprised of independent directors. The board has determined that each director except Messrs. Dueser, Murphy and Parker is independent under applicable Nasdaq rules.

         Nominees

     The names and principal occupations of the nominees, together with the length of service as a director and the number of shares of our common stock beneficially owned by each of them on February 1, 2004, are set forth in the following table, except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to shares held by him or her:

                                                                                      Shares of
                                       Years as                                      Bankshares       Percent
                                       Director    Principal Occupation             Beneficially     of Shares
Name                           Age        (1)      During Last Five Years               Owned       Outstanding
----                           ---        ---      ----------------------               -----       -----------
Joseph E. Canon                 61         8       Executive Director,                 8,921          0.06%
                                                     Dodge Jones Foundation, a
                                                     private charitable foundation

Mac A. Coalson                  64         8       Real Estate and Ranching          166,105          1.07%

David Copeland                  48         6       President, Shelton Family          85,412 (2)      0.55%
                                                     Foundation, a private
                                                     charitable foundation

F. Scott Dueser**               50        13       See "Executive Officers" on       161,161 (3)(4)   1.04%
                                                     page 4

Derrell E. Johnson              64         4       President, American Council        30,000          0.19%
                                                     of Engineering Companies
                                                     Life Health Trust

Kade L. Matthews                45         6       Ranching and Investments          142,118          0.92%

Raymond A. McDaniel, Jr.        70        12       Investments                        68,827 (5)      0.44%

Bynum Miers                     67        12       Ranching                           42,827 (6)      0.28%

Kenneth T. Murphy               66        33       See "Executive Officers" on       237,814 (4)      1.54%
                                                     page 4

James M. Parker**               73        32       President, Parker Properties,     548,237 (7)      3.54%
                                                     Inc.

Jack D. Ramsey, M.D.            73         7       Physician                         155,403          1.00%

Dian Graves Stai                63        11       Investments                        54,445          0.35%

F. L. Stephens                  65         6       Retired Chairman and Chief         40,750          0.26%
                                                     Executive Officer, Town &
                                                     Country Food Stores, Inc.

Johnny E. Trotter               52         1       Ranching, Farming and Cattle       58,996          0.38%
                                                     Feeding

Shares beneficially owned by all executive officers and directors*                 1,813,961 (4)     11.72%


* See "Security Ownership of Certain Beneficial Owners and Management."
** Mr.  Dueser is the son-in-law of Mr. Parker.
(1) The years indicated are the approximate number of years each person has continuously served as a director, or, prior thereto, of First National Bank of Abilene, which became our wholly-owned subsidiary in April 1973, when all the then directors of First National Bank of Abilene became our directors.
(2) Includes 77,411 shares that are owned by trusts for which Mr. Copeland serves as trustee or co-trustee to which he disclaims beneficial ownership. Mr. Copeland is also a director of Harte-Hanks, Inc.
(3) Includes 3,099 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2004. Also includes 28,541 shares owned by his wife of which he disclaims beneficial ownership.
(4) Includes shares indirectly owned as of February 1, 2004 through the employee stock ownership plan portion of the profit sharing plan which each participant has sole voting powers, as follows: Mr. Murphy - 33,134, Mr. Dueser - 16,265 and all executive officers and directors as a group - 54,191.
(5) Includes 2,850 shares of our common stock owned by Mr. McDaniel's spouse. (6) Includes 6,700 shares of our common stock owned by Mr. Miers' spouse. (7) Includes 201,073 shares of our common stock for which Mr. Parker serves as trustee.

                      THE BOARD OF DIRECTORS RECOMMENDS YOU
               VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES.

                                   PROPOSAL 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The audit committee of your board of directors has selected Ernst & Young LLP to serve as our independent certified public accountants for the year ending December 31, 2004 and to serve until the next annual meeting in April 2005. Ernst & Young LLP has served as the Company's independent accountants since 2002. We have been advised by Ernst & Young LLP that neither its firm nor any of its members has any financial interest, direct or indirect, in us, nor has had any connection with us or any of our subsidiaries in any capacity other than independent accountants. Your board of directors recommends that you vote for the ratification of the selection of Ernst & Young LLP. Shareholder ratification of the selection of Ernst & Young LLP as our independent accountants is not required by our articles of incorporation, bylaws or otherwise. Nevertheless, your board of directors is submitting this matter to the shareholders as what we believe is a matter of good corporate practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, then the appointment of independent accountants will be reconsidered by our audit committee. Representatives of Ernst & Young LLP are expected to be present at the annual shareholders meeting, and they may have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     We retained Ernst & Young LLP to serve as our independent auditors for 2002 and 2003, effective May 16, 2002. Arthur Andersen LLP served as our independent auditors for 2001 and 2000. The decision not to renew the engagement of Arthur Andersen was effective March 25, 2002, and was made by the executive committee of our board of directors, acting on behalf of the board of directors and following the recommendation of our audit committee.

     During the years ended December 31, 2001 and 2000, and the interim period through March 25, 2002, there were no disagreements between us and Arthur
Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years and the subsequent interim period through March 15, 2003. The audit reports of Arthur Andersen on our consolidated financial statements for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We provided Arthur Andersen with a copy of the foregoing disclosure, and a copy of their letter stating their agreement with these statements was filed as an exhibit to our Form 8-K dated March 25, 2002.

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
              RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

                                   PROPOSAL 3

                 AMENDMENT TO RESTATED ARTICLES OF INCORPORATION
                          TO INCREASE AUTHORIZED SHARES

     Our restated articles of incorporation currently authorize 20,000,000 shares, par value $10.00 per share, which we frequently refer to as our common stock. Because approximately 15,490,000 shares are currently issued and outstanding, we have less than 5,000,000 shares available for future issuances. Accordingly, we believe it is necessary to increase our total number of authorized shares to 40,000,000 so that we have the flexibility in the future to issue more shares, whether as a stock dividend, as consideration for an acquisition, in accordance with our stock option plans, to raise additional capital or otherwise. Although the proposed increase in our authorized shares could be construed as having anti-takeover effects, neither your board of directors nor our management views this proposal in that perspective, and we are not aware of any takeover bid at this time. Your board of directors have approved this amendment, but your approval is also required under Texas law to amend our restated articles of incorporation. Therefore, we are asking you to vote on the following resolution:

     RESOLVED, that the Restated Articles of Incorporation of First Financial Bankshares, Inc. be amended to increase the total number of authorized shares so that the Corporation is authorized to issue 40,000,000 shares, to be effected by amending Article Four of the Corporation's Restated Articles of Incorporation to read in its entirety as follows:

        "The aggregate number of shares that the Corporation shall have authority to issue is 40,000,000 of the par value of Ten Dollars ($10.00) each."

            THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
                  AMENDMENT AND INCREASE IN AUTHORIZED SHARES.

Executive Officers

     Set forth in the following table are our executive officers, and the shares of our common stock beneficially owned by each of them as of February 1, 2004, except as otherwise indicated, the named executive officer has sole voting and investment power with respect to the shares he holds:


                                                   Years                                    Shares of
                                                   Served                                   Bankshares     Percent of
                                                   in Such    Principal Occupation         Beneficially      Shares
Name                     Age   Office               Office    During Past 5 Years             Owned        Outstanding
----                     ---   ------               ------    -------------------             -----        -----------
Kenneth T. Murphy        66    Chairman               17      Chairman, First Financial      237,814 (1)      1.54%
                                                              Bankshares, Inc.;
                                                              Chairman, President and
                                                              Chief Executive Officer,
                                                              First Financial
                                                              Bankshares, Inc.
                                                              (1986-2000); Chairman,
                                                              First National Bank of
                                                              Abilene* (1993-2000)
F. Scott Dueser          50    President and                  President and Chief           161,161 (1)(2)    1.04%
                               Chief Executive         3      Executive Officer of
                               Officer                        First Financial
                                                              Bankshares, Inc.;
                                                              Chairman, First National
                                                              Bank of Abilene*;
                                                              President and Chief
                                                              Executive Officer, First
                                                              National Bank of Abilene*
                                                              (1991-2001); Executive
                                                              Vice President of First
                                                              Financial Bankshares,
                                                              Inc. (1999-2001)
Gary S. Gragg            44    Senior Vice             7      Senior Vice President of        4,989 (1)(3)    0.03%
                               President                      First Financial
                                                              Bankshares, Inc.
J. Bruce Hildebrand      48    Executive Vice                 Executive Vice President          636 (1)       -
                               President and           1      and Chief Financial
                               Chief Financial                Officer of First
                               Officer                        Financial Bankshares,
                                                              Inc.; Partner, KPMG LLP
                                                              (1990-2002)
Robert S. Patterson      63    Senior Vice            10      Senior Vice President of        7,239 (1)(4)    0.05%
                               President                      First Financial
                                                              Bankshares, Inc.
Gary L. Webb             46    Executive Vice          1      Executive Vice President            -           -
                               President                      of First Financial
                                                              Bankshares, Inc.;
                                                              Managing Partner,
                                                              BearingPoint (2002);
                                                              Partner, Arthur Andersen
                                                              (2001-2002); Senior
                                                              Manager, Arthur Andersen
                                                              (1998-2001)


*A bank subsidiary.
(1) Includes shares indirectly owned as of February 1, 2004 through our employee stock ownership plan portion of the profit sharing plan, which each participant has sole voting power, as follows: Mr. Murphy - 33,134, Mr. Dueser - 16,265, Mr. Gragg - 1,897, Mr. Hildebrand - 81, and Mr. Patterson - 2,814.
(2) Includes 3,099 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2004. Also includes 28,541 shares owned by his wife of which he disclaims beneficial ownership.
(3) Includes 2,419 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2004.
(4) Includes 4,175 shares of our common stock issuable upon exercise of options presently exercisable or exercisable within 60 days of February 1, 2004.

                                   MANAGEMENT

     Amounts and prices related to shares of our common stock have been adjusted to give effect to all stock splits and stock dividends.

Executive Compensation

     The following table provides individual compensation information on our chief executive officer and our most highly compensated executive officers during 2003 whose total annual salary and bonus was in excess of $100,000.

                           Summary Compensation Table


                                                                                         Long Term
                                                                                       Compensation
                                                                                           Awards
                                                                 Annual             -----------------------
                                                              Compensation               Securities             All Other
                                                          ---------------------     -----------------------        Compensation
Name and Principal Position                         Year  Salary ($)   Bonus ($)   Underlying Options(#)(1)         ($)(2)
---------------------------                         ----  ---------------------     ------------------------    -------------------
Kenneth T. Murphy, Chairman of the Board
     First Financial Bankshares, Inc.               2003           -        -                 -                 $355,514 (3)
                                                    2002    $351,635        -                 -                   24,445 (2)
                                                    2001     332,000        -                 -                   17,729 (2)


F. Scott Dueser, President and Chief                2003     356,000        -             4,375                   12,259 (2)
   Executive Officer                                2002     336,000  $45,423                 -                   26,247 (2)
     First Financial Bankshares, Inc.               2001     310,000        -                 -                   20,521 (2)


J. Bruce Hildebrand, Executive Vice President       2003     200,000        -             2,500                   12,259 (2)
   and Chief Financial Officer                      2002      16,667        -                 -                        -
    First Financial Bankshares, Inc.                2001           -        -                 -                        -


Robert S. Patterson, Senior Vice President
    First Financial Bankshares, Inc.                2003     158,333        -             1,875                   10,282 (2)
                                                    2002     154,167        -                 -                   18,516 (2)
                                                    2001     149,167        -                 -                   19,445 (2)


Gary L. Webb, Executive Vice President
    First Financial Bankshares, Inc.                2003     166,667   15,000             2,500                        -
                                                    2002           -        -                 -                        -
                                                    2001           -        -                 -                        -


(1) Adjusted for stock splits and stock dividends.
(2) Represents the contributions we made to our profit sharing plan for the benefit of such officer.
(3) Represents amount paid under his consulting agreement, pension plan and deferred compensation agreement.

     The following table sets forth certain information concerning options exercised during the last fiscal year by the named executive officers.

                 Aggregated Option Exercises in Last Fiscal Year
                        and Fiscal Year End Option Values


                                                            Number of Securities           Value of Unexercised
                                                           Underlying Unexercised           In-the-Money Options
                              Shares                   Options at Fiscal Year End (#)     at Fiscal Year End ($)(1)
                            Acquired on      Value      ---------------------------      ---------------------------
Name                       Exercise (#)   Realized ($)  Exercisable   Unexercisable      Exercisable   Unexercisable
----                       ------------   ------------  -----------   -------------      -----------   -------------
Kenneth T. Murphy                  -      $         -           -              -          $     -        $       -

F. Scott Dueser                  756           13,525           -          9,037                -          154,150

J. Bruce Hildebrand                -                -           -          2,500                -           25,800

Robert S. Patterson              250            4,755       1,030          5,770           18,231          121,267

Gary L. Webb                       -                -           -          2,500                -           25,800


(1) Based upon the closing price per share of our common stock of $41.12 on December 31, 2003.


Stock options were issued to Mr. Dueser, Mr. Hildebrand, Mr. Patterson and Mr. Webb during the year ended December 31, 2003, totaling 4,375, 2,500, 1,875 and 2,500 shares, respectively.

Compensation pursuant to Employee Benefit Plans

General

     We have both a defined benefit pension plan and a profit sharing plan. An employee is eligible to become a participant in the pension plan and profit sharing plan on the January 1 coincident with or immediately following the date his employment begins. See changes made to these plans described below. With our subsidiary banks, we adopted a flexible spending account benefit plan for all employees that became effective in 1988. First Financial Bank, National Association, Cleburne, adopted these plans effective in 1991. Stephenville Bank & Trust Co. adopted these plans effective in 1993. San Angelo National Bank adopted the pension and flexible spending account benefit plan effective in 1994 and profit sharing plan effective in 1995. Weatherford National Bank adopted these plans effective in 1996. First Financial Bank, National Association, Southlake adopted all benefit plans effective in 1998. City National Bank adopted all benefit plans effective in 2002. First Technology Services, Inc. and First Financial Trust & Asset Management Company, National Association adopted all benefit plans effective in 2003.

Profit Sharing Plan

     We, and each of our subsidiaries that participates in the profit sharing plan, determine on an annual basis the contribution that it will make to the profit sharing plan from such employer's operating profits. Contributions under the profit sharing plan are administered by the compensation committee. Effective January 1, 2002, we added a 401(k) feature to our profit sharing plan which allows the participants to make pre-tax contributions to the plan. Effective January 1, 2004, the plan includes a safe harbor Company match equal to 100% of each Participant's deferral contributions not exceeding 3% of the Participant's compensation, plus 50% of each Participant's deferral contributions in excess of 3%, but not in excess of 5% of the Participant's compensation. Prior to January 1, 2004, the plan did not include a mandatory Company match but did provide a safe harbor profit sharing contribution equal to 3% of the qualifying participant's compensation. Under the profit sharing plan, contributions by employees are not required as a condition of participation. Each participating employer's annual contribution is allocated among the accounts of the active plan participants employed by such employer, in the ratio that each participant's compensation bears to the total compensation of all participants of such employer. Compensation is defined as the total amount paid to an employee during the year, including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, group insurance benefits and pension and profit sharing contributions. However, the Internal Revenue Service limits the compensation amount used to calculate a participant's benefit to a maximum of

$200,000. Additionally, the annual addition amount (which is the aggregate of employer and employee contributions) that may be allocated to a participant is limited to $40,000.

     Effective July 1, 2003, we added an employee stock ownership plan (ESOP) feature to our profit sharing plan. Shares of our common stock held by the profit sharing plan were allocated to participants generally based on the ratio that each participant's balance bears to the total balances in the profit sharing plan. Participants are given the option to receive cash dividends on these shares in cash or reinvest the dividends in additional shares.

     The profit sharing plan provides for benefits to vest in graduated percentages for the first six years of participation, with benefits being fully vested after seven years of credited service except for amounts contributed to an employee's account under the safe harbor provisions and shares resulting from the reinvestment of dividends in the ESOP which are immediately fully vested. Generally, an employee's benefit at normal retirement will be the contributions allocated to his account while a participant, increased by gains and decreased by losses from investments of the trust, and increased by any forfeitures allocated to his account. An employee is always fully vested with respect to any voluntary contributions he makes. The plan also provides for immediate vesting upon attainment of normal retirement age and upon death or disability. If a participant terminates employment for any other reason, the total amount of his employee contribution account and the vested portion of his employer contribution account are distributed to him.

Pension Plan

     The pension plan requires annual contributions sufficient to provide the pension benefits accruing to employees under the pension plan. The annual benefit for a participant in the pension plan who retires on his normal retirement date is the accrued benefit (as defined in the pension plan) at December 31, 1988, plus 1.25% of average compensation multiplied by years of service from January 1, 1989. "Average compensation" is the average compensation during the 10 years immediately preceding the date of determination. Compensation means the total amount paid to an employee during the year including bonuses, commissions, and overtime pay, but excluding reimbursed expenses, group insurance benefits and pension and profit sharing contributions. There are provisions in the pension plan for early retirement with reduced benefits. There is no vesting of benefits until a participant has five or more years of credited service or upon reaching age 65 without regard to credited service. Effective January 1, 2004, the pension plan was frozen and no additional benefits will accrue under the plan after this date.

     The pension plan is subject to the minimum funding requirements of the Employee Retirement Income Security Act of 1974, or ERISA. Our contributions to the pension plan, including those of our participating subsidiary banks, have been $621,030 in 1999; $754,416 in 2000; $742,923 in 2001; $726,989 in 2002; and
$1,038,031 in 2003.

     The following table illustrates estimated retirement benefits under the pension plan for persons in specified remuneration and years of service categories, which benefits are payable annually for life (but in no event less than 10 years). The benefits listed in the table below are not subject to any deduction for social security or other offset amounts. This table does not reflect any benefit that a participant may have accrued at December 31, 1988.

                               PENSION PLAN TABLE


                                                                             Years of Service
                                                         ----------------------------------------------------------
 Remuneration                                               15          20          25          30          35
 ------------
                                                         ----------  ----------  ----------  ----------  ----------
 $   25,000                                              $   4,688   $   6,250   $   7,813   $   9,375   $  10,938
     50,000                                                  9,375      12,500      15,625      18,750      21,875
     75,000                                                 14,063      18,750      23,438      28,125      32,813
    100,000                                                 18,750      25,000      31,250      37,500      43,750
    125,000                                                 23,438      31,250      39,063      46,875      54,688
    150,000                                                 28,125      37,500      46,875      56,250      65,625
    175,000                                                 32,813      43,750      54,688      65,625      76,563
    200,000                                                 37,500      50,000      62,500      75,000      87,500


     As of December 31, 2002, Mr. Murphy was credited with 32 years of service, at which time he began receiving payments under the pension plan. As of December 31, 2003, Mr. Dueser was credited with 27 years of service, Mr. Hildebrand was credited with one year of service and Mr. Patterson was credited with nine years of service. The covered compensation of Mr. Dueser and Mr. Hildebrand during 2003 was $200,000, and for Mr. Patterson was $158,333. The maximum covered compensation is $200,000. Mr. Webb began employment in March 2003 and was not credited with any years of service.

Flexible Spending Account Benefit Plan

     With our subsidiaries, we have a flexible spending account benefit plan. An employee is eligible to become a participant in this plan on the first day of the month following completion of two months of service. The flexible spending account benefit plan allows each participant to redirect a portion of his/her salary, before taxes, to pay certain medical and/or dependent care expenses.

Deferred Compensation Agreement

     In 1992, your board of directors approved a deferred compensation agreement, which was amended in 1995, between Mr. Murphy and us. We entered into this agreement in recognition of Mr. Murphy's contribution to our success and as an inducement to him to remain, subject to the discretion of your board of directors, in our employ. This agreement provides that, following his retirement in December 2002, we will pay him, or his beneficiary, the sum of $8,750 per month for a period of 84 months. The monthly amount was considered to be an appropriate level of supplemental income to partially offset Mr. Murphy's reduction in personal income following retirement and was based on an analysis of the difference in projected final year compensation and retirement compensation. Effective January 1, 2003, Mr. Murphy began receiving monthly payments of $8,750 as provided under the terms of this agreement.

Executive Recognition Plan

     In April 1996, our outside directors, who constituted a majority of your board of directors, unanimously approved an executive recognition plan. This plan enables us, upon approval of the compensation committee, to offer our key executive officers and those of our subsidiaries an executive recognition agreement. Mr. Dueser, Mr. Gragg, Mr. Hildebrand, Mr. Patterson, Mr. Webb, and our other senior officers have entered into executive recognition agreements with us. Each executive recognition agreement provides severance benefits for each executive officer if, within two years following a change in control (as defined in the executive recognition agreements), his employment with us or our subsidiaries is terminated by us or the subsidiary bank for any reason other than for cause (as defined in the executive recognition agreements) (except for terminations as a result of the officer's death, disability or retirement (as such terms are defined in the executive recognition agreements)) or by the executive officer for good reason (as defined in the executive recognition agreements). Such severance benefits provide that the executive officer will receive a payment equal to a certain percentage (as set forth in his executive recognition agreement) of his annual base salary immediately preceding the date of termination and, for two years following the date of termination, the continuation of all medical, life and disability benefit plans covering the officer at no cost to the officer. With respect to Mr. Dueser, Mr. Hildebrand, and Mr. Webb, the percentage of annual base salary to be received upon a change in control pursuant to his executive recognition agreement is 200%. With respect to Mr. Gragg and Mr. Patterson the percentage is 100%. The total severance payment for the executive officer cannot, however, exceed the amount that would cause such payment to be deemed a "parachute payment" under Section 280G of the Internal Revenue Code.

     Each executive recognition agreement has a term of two years. However, if a change in control occurs during the original term of the executive recognition agreements, then the executive recognition agreements will continue in effect for an additional period of two years following the change in control. Similarly, if a second change in control occurs within two years from the date of the first change in control, then the executive recognition agreements will continue in effect for a period of two years from the date of the second change in control.

Stock Option Plan

     At the 2002 annual meeting of shareholders, our 2002 incentive stock option plan was approved and adopted. The purposes of the stock option plan are to attract and retain key employees and to encourage employee performance by providing them with a proprietary interest in us through the granting of stock options. The maximum aggregate number of shares of our common stock that may be issued under the 2002 incentive stock option plan is 625,000 subject to adjustment for stock dividends and similar events. The stock option plan is administered by our compensation committee. Only incentive stock options (as defined in the Internal Revenue Code) may be granted under the stock option plan. Incentive stock options granted under the stock option plan may be exercised solely by the grantee, or in the case of the grantee's death or incapacity, by the grantee's executors, administrators, guardians or other legal representatives and are not assignable or transferable by a grantee. During 2003, 71,560 stock options were issued to certain of our officers under the 2002 incentive stock option plan.

     Our 1992 incentive stock plan expired in 2002 and no additional options may be granted under this plan. Options totaling 109,790 are exercisable as of December 31, 2003 under the 1992 incentive stock option plan and will be exercisable through 2012 under the terms of the plan. There were 2,000 options granted subsidiary bank officers during 2002 under the 1992 incentive stock plan.

Consulting Agreement

     Effective January 1, 2003, we entered into a consulting agreement with Mr. Murphy whereby Mr. Murphy provided various services to us and our subsidiaries with respect to strategic planning and potential acquisitions among other things. The term of the agreement was one year and compensation payable was $14,583 per month. The agreement was renewed for one year effective January 1, 2004, under similar terms except the monthly compensation was reduced to $8,333 per month.

Meetings of the Board of Directors

     Your board of directors has four regularly scheduled meetings each year. Each of the directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which such director served.

     Although we do not have a formal policy regarding attendance by members of the board of directors at the our annual meeting of shareholders, we encourage directors to attend and historically more than a majority have done so. For example, 100% of the directors attended the 2003 annual meeting of shareholders.

Committees of the Board of Directors

     Your board of directors has four committees. The functions and current members of each committee are as follows:

     Executive Committee. The executive committee acts for your board of directors between board meetings, except to the extent limited by our bylaws or Texas law. The current members are Messrs. Coalson, Copeland, Dueser, McDaniel, Murphy, Parker, Ramsey and Stephens. The executive committee also functioned in 2003 as the nominating committee. All current directors are being nominated for election as director for 2004. A separate independent nominating committee is being proposed beginning with the meeting of our board of directors scheduled for April 27, 2004. The nominating committee will follow the guidelines of the nominating committee charter that was approved by the executive committee of your board of directors. Our nominating committee charter is available on our web site at http://www.ffin.com. The foregoing is also available in print to any shareholder who requests it. The executive committee met six times during 2003.

     Historically, we have not had a formal process by which a shareholder may nominate an individual to stand for election to the board of directors at our annual meeting of shareholders. Nor have we had a formal policy concerning shareholder recommendations to the nominating committee (or its predecessor, the executive committee). To date, we have not received any recommendations from shareholders requesting that the executive committee or nominating committee consider a candidate for inclusion among the slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. We anticipate that the nominating committee will consider this matter fully during the upcoming year with a view to adopting and publishing a policy on shareholder recommendations for director nominees before our 2005 annual meeting of shareholders.

     Historically, our goal has been to assemble a board of directors that brings to us a variety of perspectives and skills derived from high quality business and professional experience. In doing so the executive committee also considers candidates with appropriate non-business backgrounds. The committee has generally considered factors such as:

     o our needs with respect to the particular talents and experience of our directors;

     o the knowledge, skills and experience of nominees, particularly with respect to the community banking business in North Central and West Texas;

     o    a nominee's experience with accounting rules and practices;

     o appreciation of the relationship of our banking business to the communities we serve; and

     o other requirements that may be imposed by the bank regulatory agencies.

     Under our bylaws, an individual may not stand for election or reelection as a director upon attaining age 72 years of age, unless he owns at least 1% of the outstanding shares of our common stock and is less than 75 years of age. Otherwise, there are no stated minimum criteria for director nominees, although we anticipate that in the future the nominating committee may also consider and develop such other factors as it may deem are in our best interests and those of our shareholders. We expect that the nominating committee will identify nominees by first evaluating the current members of your board of directors willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are wiling to continue in service will be considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee or the board decides not to re-nominate a member for re-election, we anticipate that the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria above and begin a search for appropriately qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

     Historically, we have not adopted a formal process for shareholder communications with the board. Nevertheless, we believe we have made every effort to ensure that the views of shareholders are heard by your board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. During the upcoming year we expect that board will give full consideration to the adoption of a formal process for shareholder communications with it and, if adopted, publish it promptly and post it to our web site.

     Audit Committee. The audit committee reviews the scope and results of the annual audit by our independent auditors, and receives and reviews internal and external audit reports. Its members include Messrs. Copeland, Johnson, McDaniel, Miers and Trotter. We believe that each member of the audit committee is independent under The Nasdaq National Market listing standards. During 2003, the audit committee met four times. The board of directors has determined that it believes all audit committee members are financially literate under the current listing standards of Nasdaq. The board also determined that it believes Mr. Copeland qualifies as an "audit committee financial expert" as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002.

     Compensation Committee. The compensation committee is responsible for compensation matters for the Company as well as administering our profit sharing, pension and flexible spending plans and overseeing our incentive stock option plan for key employees. The current members are Mrs. Stai, Dr. Ramsey, Mssrs. Canon, Coalson, Matthews and Stephens. The committee met three times during 2003.

Director Compensation

     Directors who are our executive officers or employees receive no compensation as such for service as members of either the board of directors or committees thereof. Directors who are not our officers receive $2,000 for each board meeting attended. The directors who serve on committees and who are not our officers receive $1,000 for each committee meeting attended.

Compensation Committee Interlocks and Insider Participation

     No person who served as a member of the compensation committee was, during 2003, an officer or employee of us or any of our subsidiaries, or had any relationship requiring disclosure in this proxy statement. However, committee member Mr. Coalson maintained loans from subsidiaries during 2003. The loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than the normal risk of collectibility or present other unfavorable features to the subsidiary bank. None of our executive officers served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) or director of another entity, one of whose executive officers served as a member of our board of directors.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

     During 2003, the executive compensation program was administered by the compensation committee. The executive compensation program consists of a base salary, profit sharing contributions, and incentive stock options. Mr. Dueser's compensation program includes a bonus plan which calls for Mr. Dueser to receive a cash bonus payable on or before each February 1 that equals 10% of the amount by which our net earnings for the year exceed a 10% increase over the prior year. Mr. Dueser did not receive a bonus in 2003. Effective January 1, 2001, Mr. Dueser assumed Chief Executive Officer responsibilities and Mr. Murphy retained the title of Chairman. In setting Mr. Dueser's base salary the Compensation Committee considered:

     o    the scope of the Chief Executive Officer's responsibilities;

     o    base salary compared to several compensation surveys;

     o subjective evaluation of Mr. Dueser's contribution to the overall success of First Financial Bankshares, Inc.; and

     o    tenure with First Financial Bankshares, Inc..

     The annual base salaries for the executive officers and subsidiary bank presidents and senior officers are adjusted annually by the committee who considers the following factors when approving annual base salaries:

     o    attainment of planned goals and objectives;

     o scope of responsibility (asset size of subsidiary bank and/or degree of influence on our profitability and operations);

     o    tenure with First Financial Bankshares, Inc.;

     o    evaluation input from subsidiary directors; and

     o relationship of base salary to the base salaries of other members of the executive officer group.

     Section 162(m) of the Internal Revenue Code generally limits the annual corporate tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers unless the compensation is performance-based. One condition to qualify compensation as performance-based is to establish the amount of the award on an objective formula that precludes any discretion. The compensation committee continues to review the impact of this tax provision on our incentive plans and has determined that Section 162(m) is currently inapplicable because no named executive officer receives compensation in excess of $1 million.

                                                  COMPENSATION COMMITTEE


                                                  Joseph E. Canon
                                                  Mac A. Coalson
                                                  Kade L. Matthews
                                                  Jack D. Ramsey, M.D.
                                                  Dian Graves Stai
                                                  F. L. Stephens

                          REPORT OF THE AUDIT COMMITTEE

     The audit committee oversees our financial reporting process on behalf of your board of directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee, which is composed of independent directors in compliance with Rule 4200 of the National Association of Securities Dealers' listing standards, reviewed and discussed the audited financial statements in the Annual Report with management. The committee also discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with Ernst & Young LLP, our independent auditors for 2003, who were responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, and the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence. The audit committee has received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1 concerning the independence of the independent auditors.

     The committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held four meetings during the year ended December 31, 2003.

     The committee has relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles. The committee's oversight does not provide it with an independent basis to determine that management has in fact maintained appropriate accounting and financial reporting principles or policies. Furthermore, the committee's considerations and discussions with management and the independent auditors do not ensure that our company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our company's financial statements has been carried out in accordance with generally accepted auditing standards or that our company's independent accountants are in fact independent.

     In reliance on the reviews and discussions referred to above, the audit committee recommended to the executive committee of the board of directors that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. Acting on behalf of the board of directors, the executive committee approved the audit committee's recommendation. Your board of directors has adopted a charter for the audit committee, a copy of which is filed as an appendix to this definitive proxy statement filed with the Securities and Exchange Commission. The members of the committee are considered independent because we believe they satisfy the independence requirements for audit committee members prescribed by Nasdaq and the SEC.


                                                  AUDIT COMMITTEE


                                                  David Copeland
                                                  Raymond A. McDaniel, Jr.
                                                  Bynum Miers
                                                  Derrell E. Johnson
                                                  Johnny Trotter

PERFORMANCE GRAPH

     The following performance graph compares cumulative total shareholder return for our common stock, the S&P 500 Index, and the SNL Banks Index, which is a banking index prepared by SNL Financial and is comprised of banks with $1 billion to $5 billion in total assets, for a five-year period (December 31, 1998 to December 31, 2003). The performance graph assumes $100 invested in our common stock at its closing price on December 31, 1998, and in each of the S&P 500 Index and the SNL Banks Index on the same date. The performance graph also assumes the reinvestment of all dividends. The dates on the performance graph represent the last trading day of each year indicated. The amounts noted on the performance graph have been adjusted to give effect to all stock splits and stock dividends.



                           Corporate Performance Chart

                               [GRAPHIC OMITTED]


                                                                      Year Ended
                                            -------------------------------------------------------------------
Index                                       1998        1999        2000      2001         2002       2003
---------------------------------------------------------------------------------------------------------------
First Financial Bankshares, Inc.            100.00      91.04       97.29     121.25      158.76     222.15
S&P 500 *                                   100.00     121.11      110.34      97.32       75.75      97.40
SNL $1B-$5B Bank Index                      100.00      91.91      104.29     126.72      146.28     198.92


*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, the University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of February 1, 2004, we were not aware of any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is the beneficial owner of more than 5% of our common stock. However, as of February 1, 2004, First Financial Trust & Asset Management Company, National Association held of record in various fiduciary capacities an aggregate of 2,639,390 shares of our common stock. Of the total shares held:
First Financial Trust & Asset Management Company, National Association had sole power to vote 1,336,669 shares (8.63%), shared with others the power to vote 44,351 shares (0.29%) and had no authority to vote 1,258,370 shares (8.13%). All the shares held by this subsidiary entity, which are registered in its name as fiduciary or in the name of its nominee, are owned by many different accounts, each of which is governed by a separate instrument that sets forth the powers of the fiduciary with regard to the securities held in such accounts. The board of directors historically has not attempted to, and does not intend to attempt to in the future, exercise any power to vote such shares. See "Proposal 1--Election of Directors--Nominees" and "--Executive Officers" for information with respect to the beneficial ownership of our common stock by each director nominee and named executive officers as of February 1, 2004. In the aggregate, all director nominees and executive officers as a group (17 individuals) beneficially owned 1,759,770 shares of our common stock, or 11.37%, as of February 1, 2004.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission initial reports of our common stock ownership and reports of changes in such ownership. A reporting person must file a Form 3, Initial Statement of Beneficial Ownership of Securities, within 10 days after such person becomes a reporting person. A reporting person must file a Form 4, Statement of Changes of Beneficial Ownership of Securities, within two business days after such person's beneficial ownership of securities changes, except for certain changes exempt from the reporting requirements of Form 4. Such exempt changes include stock options granted under a plan qualifying pursuant to Rule 16b-3 under the Exchange Act. A reporting person must file a Form 5, Annual Statement of Beneficial Ownership of Securities, within 45 days after the end of the issuer's fiscal year to report any changes in ownership during such year not reported on a Form 4, including changes exempt from the reporting requirements of Form 4.

     The Securities and Exchange Commission's rules require our reporting persons to furnish us with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us, we believe that the reporting persons have complied with all applicable Section 16(a) filing requirements for 2003 on a timely basis with the following exceptions: Mr. Trotter filed a Form 3 and Form 4 during January 2004 to amend previously filed reports and Messrs. McDaniel, Matthews, Ramsey and Stephens filed Forms 4 during 2003 and 2004 past the required two-business day deadline.

                             INDEPENDENT ACCOUNTANTS

     We retained Ernst & Young LLP to serve as our independent auditors for 2002 and 2003, effective May 16, 2002. Arthur Andersen LLP served as our independent auditors for 2001 and 2000. The decision not to renew the engagement of Arthur Andersen was effective March 25, 2002, and was made by the executive committee of our board of directors, acting on behalf of the board of directors and following the recommendation of our audit committee.

     During the years ended December 31, 2001 and 2000, and the interim period through March 25, 2002, there were no disagreements between us and Arthur
Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Arthur Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years and the subsequent interim period through March 15, 2003. The audit reports of Arthur Andersen on our consolidated financial statements for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We provided Arthur Andersen with a copy of the foregoing disclosure, and a copy of their letter stating their agreement with these statements was filed as an exhibit to our Form 8-K dated March 25, 2002.

     The aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant who performed the audit of our annual financial statements and review of the quarterly financial statements follows:

                                              Year ended December 31,
                                              -----------------------
                                         2003                        2002
                                      --------                    --------
    Audit Fees                        $191,878                    $175,000
    Audit Related Fees                   1,495                       2,395
    Tax Fees                             None                        None
    All Other Fees                       None                        None


Audit-related fees for 2003 totaling $1,495 were for research regarding the accounting treatment of termination of contract with a proposed acquisition. Audit-related fees for 2002 totaling $2,395 were for research related to pension accounting and disclosures.

     Our audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Except as permitted under Rule 2-01 of SEC Regulation S-X, unless the specific service has been previously pre-approved with respect to that year, the audit committee must approve the permitted service before the independent auditor is engaged to perform it. The audit committee has delegated to its Chairman of the audit committee authority to approve permitted services provided that the Chair reports any decisions to the committee at its next scheduled meeting.

                        INTEREST IN CERTAIN TRANSACTIONS

     As has been true in the past, some of our officers and directors, members of their families, and other businesses with which they are affiliated, are or have been customers of one or more of our subsidiary banks. As customers, they have entered into transactions in the ordinary course of business with such banks, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions on an arms-length basis and did not involve more than a normal risk of collectibility or present any other unfavorable features to the subsidiary banks involved. None of the transactions involving our subsidiary banks and our officers and directors, or other businesses with which they may be affiliated, have been classified or disclosed as nonaccrual, past due, restructured or potential problems.

                           INCORPORATION BY REFERENCE

     With respect to any future filings with the Securities and Exchange Commission into which this proxy statement is incorporated by reference, the material under the headings "Executive Committee Report on Executive Compensation," "Report of the Audit Committee" and "Performance Graph" shall not be incorporated into such future filings.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this proxy statement, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to:

     o    general economic conditions;

     o    legislative and regulatory actions and reforms;

     o competition from other financial institutions and financial holding companies;

     o the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

     o    changes in the demand for loans;

     o    fluctuations in value of collateral and loan reserves;

     o    inflation, interest rate, market and monetary fluctuations;

     o    changes in consumer spending, borrowing and savings habits;

     o    our ability to attract deposits;

     o consequences of continued bank mergers and acquisitions in our market area, resulting in fewer but much larger and stronger competitors;

     o    acquisitions and integration of acquired businesses.

Such statements reflect the current views of our management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     To be considered for inclusion in our proxy statement for the 2005 annual meeting, shareholder proposals must be received at our principal executive offices no later than December 1, 2004. Under Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at the 2005 annual meeting without inclusion in our proxy statement for this meeting is received at our principal executive offices after February 14, 2005, then a proxy will have the ability to confer discretionary authority to vote on this proposal.

                                            By Order of the Board of Directors,



                                            KENNETH T. MURPHY, Chairman

___________, 2004

                                                                       Appendix
                                                                       --------

                             Audit Committee Charter
                        First Financial Bankshares, Inc.


Statement of Policy

The audit committee will use its business judgment to assist the board of directors in overseeing:

     o the integrity of the Company's financial statements including the financial reporting process and systems of internal controls regarding finance, accounting and legal compliance,

     o   the Company's compliance with legal and regulatory requirements,

     o   the independent auditor's qualifications and independence,

     o   and the performance of the Company's internal and external auditors.

In so doing, the audit committee will maintain free and open communication between the board of directors, the independent auditors, the internal auditors, and management of the Company. The audit committee will have the authority and necessary funding to engage independent counsel and other outside advisers as necessary to discharge its responsibilities and will have full access to all books, records, facilities and personnel of the Company.

The function of the audit committee is oversight. It is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company's financial statements and for reviewing the Company's unaudited interim financial statements.



Organization

The audit committee will consist of a minimum of three members, which are members of the board of directors and are appointed by the board of directors, and will be comprised entirely of directors who are independent of management and the Company as determined in accordance with applicable law and NASDAQ rules.

All audit committee members should be financially literate (as determined by the board in its business judgment) at the time of their appointment to the committee, and at least one member of the audit committee should meet the requirements of an "audit committee financial expert" as defined in applicable SEC rules.


Tasks

The audit committee will perform such tasks as may be required by law or applicable NASDAQ rules including:


     o Meet at least four times per year (but not less than quarterly) or more often as needed.

     o Obtain the board of directors' approval of this charter and review and reassess this charter as conditions dictate (at least annually).

     o Be directly responsible for the appointment, retention, compensation, evaluation and termination of the Company's independent auditors. The independent auditors shall report directly to the audit committee.

     o Have sole authority to approve all auditing and non-audit services (other than those non-auditing services prohibited by law) to be provided by the independent auditors. Before the independent auditors are engaged to perform any such non-audit services, the audit committee should review the scope of all services to be performed by the independent auditors that do not relate directly to the audit of the Company's financial statements. The chairperson of the committee may represent the entire committee for purposes of this review so long as any such determination by the chairperson is disclosed to the full audit committee as soon as possible after the determination is made, and in no event later than the audit committee's next scheduled meeting.

     o If an outside firm is retained to provide internal audit services, review and concur with management's appointment, termination, or replacement of the internal audit firm providing those services.

     o Discuss with the independent and internal auditors of the Company the scope and plans of the proposed external and internal audits and timely quarterly reviews and the procedures to be utilized, including adequacy of staffing and the conclusions reached as a result of such audits or reviews, including any comments or recommendations.

     o Review with the independent auditors, the internal auditors, and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. This review should include the legal and ethical compliance programs of the Company.

     o Discuss with management the Company's major financial risk exposures, including the Company's risk assessment and risk management policies.

     o Review with the internal auditors the significant findings during the year and management's response thereto.

     o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related Company compliance policies.

     o Monitor hiring policies for current and former employees of the independent auditors in accordance with applicable laws.

     o Determine that the lead audit partner from the independent auditors serves no longer than five fiscal years in that capacity and that any partner of the independent auditors other than the lead audit partner serves no longer than seven years at the partner level on the Company's audit.

     o Review the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report to Shareholders on Form 10-K, its Quarterly Reports on Form 10-Q prior to the filing or mailing of such reports with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented. The chairperson of the committee may represent the entire committee for purposes of the review of the Company's Form 10-Q or other earnings guidance, but all members of the committee should participate in the review of the Form 10-K.

     o    Discuss with  independent  auditors  any other  matters that are to be communicated to the committee as required by applicable law and accounting pronouncements, including Statement on Auditing Standards No. 61 and amended by Statement on Auditing Standards No. 90. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization's accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.

     o Provide sufficient opportunity for the internal auditors and the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the Company's financial, accounting, and auditing personnel providing internal audit services, the cooperation that the independent auditors received during the course of the audit and management's response to any questionable accounting issues that may have arisen.

     o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions. Alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed.

     o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.

     o At least annually, obtain and review a report of the independent auditors' firm describing (1) the firm's internal quality control procedures, (2) any material issues raised by the most recent internal quality-control review, or prior review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the last five years with respect to one or more independent audits carried out by the firm, and any steps taken to address any such issues, and (3) with a view towards assessing the independent auditor's independence, all relevant relationships between the independent auditors and the Company.

     o Prepare the report of the audit committee to be included in the Company's annual proxy statement as required by SEC regulations.

     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     o Discuss with the independent auditors (1) all critical accounting policies and practices to be used, (2) all alternate treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditors and (3) the content of other material written communications between the independent auditors and management, including but not limited to management letters and schedules of unadjusted differences.

     o Review management's assertion on its assessment of the effectiveness of internal controls, as of the end of the most recent fiscal year, and the independent auditors' report on management's assertion.

     o Establish and maintain appropriate procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees regarding accounting or auditing matters over which they have concerns or disagreements.

     o Review the Company's disclosures in the proxy statement for its annual meeting of shareholders.

     o Receive any report by outside counsel regarding any evidence of a material violation of securities law, breach of fiduciary duty or similar violation by the Company or its agents.

     o Review and approve all (1) transactions between the Company and related parties and (2) waivers of the Company's code of conduct with respect to directors and executive officers.

     o Annually evaluate the effectiveness of the audit committee (which evaluation shall compare the performance of the audit committee with the requirements of this charter), and report the results of this evaluation to the board of directors.